Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Bank of America Corporation (the “Corporation”), whose signatures appear below, hereby makes, constitutes and appoints Lauren Mogensen and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, and in each of the undersigned’s capacity or capacities as shown below, a shelf registration statement on Form S-3 registering the debt securities of BofA Finance LLC, the guarantees of such debt securities by the Corporation, and the Corporation’s debt securities, which may be offered and sold from time to time, or may be reoffered or resold in market-making transactions by affiliates of the Corporation, and any and all amendments thereto (including post-effective amendments), granting unto said attorneys-in-fact and agents full power and authority to do and perform every act necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts which said attorneys-in-fact and agents might do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned officers and directors has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date
/s/ Brian T. Moynihan Brian T. Moynihan	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	October 17, 2022

/s/ Alastair Borthwick Alastair Borthwick	Chief Financial Officer (Principal Financial Officer)	November 9, 2022

/s/ Rudolf A. Bless Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	November 8, 2022

/s/ Sharon L. Allen Sharon L. Allen	Director	October 21, 2022

/s/ José E. Almeida José E. Almeida	Director	October 14, 2022

/s/ Frank P. Bramble, Sr. Frank P. Bramble, Sr.	Director	October 20, 2022

/s/ Pierre J.P. de Weck Pierre J.P. de Weck	Director	October 19, 2022

/s/ Arnold W. Donald Arnold W. Donald	Director	October 26, 2022

/s/ Linda P. Hudson Linda P. Hudson	Director	October 14, 2022

/s/ Monica C. Lozano Monica C. Lozano	Director	October 19, 2022

/s/ Lionel L. Nowell, III Lionel L. Nowell, III	Director	October 14, 2022

Signature	Title	Date
/s/ Denise L. Ramos Denise L. Ramos	Director	October 14, 2022

/s/ Clayton S. Rose Clayton S. Rose	Director	October 18, 2022

/s/ Michael D. White Michael D. White	Director	October 14, 2022

/s/ Thomas D. Woods Thomas D. Woods	Director	October 15, 2022

/s/ R. David Yost R. David Yost	Director	October 14, 2022

/s/ Maria T. Zuber Maria T. Zuber	Director	October 31, 2022